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                    INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Stagecoach Funds, Inc.



     We consent to the incorporation by reference in the Stagecoach Funds, Inc. Post-Effective Amendment No. 22 to the Registration Statement Number 33-42927 on Form N-1A under the Securities Act of 1933 and Amendment No. 23 to the Registration Statement Number 811-6419 on Form N-1A under the Investment Company Act of 1940 of our report dated February 14, 1996, on the financial statements and financial highlights of the California Tax-Free Money Market Mutual Fund and the Money Market Mutual Fund (two of the funds comprising Stagecoach Funds, Inc.) for the year ended December 31, 1995. We also consent to the incorporation by reference of our report dated February 14, 1996, on the financial statements and financial highlights of the Asset Allocation Fund, California Tax-Free Bond Fund, California Tax-Free Income Fund, Corporate Stock Fund, Diversified Income Fund, Ginnie Mae Fund, Growth and Income Fund, Short-Intermediate U.S. Government Income Fund and U.S. Government Allocation Fund (nine of the funds comprising Stagecoach Funds, Inc.) for the year ended December 31, 1995.


     We also consent to the reference to our firm under the heading "Financial Highlights" in the prospectus, and "Independent Auditors" in the Statement of Additional Information.


/s/  KPMG Peat Marwick
San Francisco, California

March 28, 1996